American Balanced Fund

December 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$780,804
Class B	$2,887
Class C	$49,142
Class F1	$49,755
Class F2	$40,892
Total	$923,480
Class 529-A	$43,528
Class 529-B	$334
Class 529-C	$6,846
Class 529-E	$1,830
Class 529-F1	$2,010
Class R-1	$1,296
Class R-2	$11,109
Class R-2E	$10
Class R-3	$41,432
Class R-4	$71,022
Class R-5	$48,877
Class R-5E*	$0
Class R-6	$124,838
Total	$353,132

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.4000
Class B	$0.1948
Class C	$0.2063
Class F1	$0.3856
Class F2	$0.4478
Class 529-A	$0.3764
Class 529-B	$0.1606
Class 529-C	$0.1857
Class 529-E	$0.3163
Class 529-F1	$0.4320
Class R-1	$0.2041
Class R-2	$0.2170
Class R-2E	$0.4296
Class R-3	$0.3147
Class R-4	$0.3879
Class R-5	$0.4613
Class R-5E	$0.1167
Class R-6	$0.4730

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	2,064,975
Class B	11,735
Class C	260,422
Class F1	141,382
Class F2	110,589
Total	2,589,103
Class 529-A	120,224
Class 529-B	1,627
Class 529-C	38,052
Class 529-E	5,960
Class 529-F1	4,902
Class R-1	6,374
Class R-2	51,463
Class R-2E	108
Class R-3	133,606
Class R-4	186,219
Class R-5	107,801
Class R-5E*	0
Class R-6	305,800
Total	962,136

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$23.83
Class B	$23.81
Class C	$23.71
Class F1	$23.82
Class F2	$23.82
Class 529-A	$23.80
Class 529-B	$23.87
Class 529-C	$23.79
Class 529-E	$23.79
Class 529-F1	$23.78
Class R-1	$23.68
Class R-2	$23.70
Class R-2E	$23.77
Class R-3	$23.72
Class R-4	$23.80
Class R-5	$23.85
Class R-5E	$23.82
Class R-6	$23.84

* Amount less than one thousand